Exhibit 10.1

GELEST & 3DIcon

SUPPLY AGREEMENT

This Sourcing Agreement (this “Agreement”) is dated as of this 8th day of December, 2016 (“Effective Date”) and is by and between Gelest Inc., a corporation organized and existing under the law of the Commonwealth of Pennsylvania, on behalf of itself and its subsidiaries and affiliates, with an address at 11 East Steel Road, Morrisville, PA 19067 (“Seller”) and 3DIcon Corp. and its subsidiaries and affiliates, with an address at 6804 Canton Ave., STE 150, Tulsa, OK 74136-3419 (“Purchaser”).

Purchaser and Seller desire to enter into this Agreement for the purchase and sale of Cyclohexasilane to commence as of the Effective Date, and the parties agree to be bound by the terms and conditions hereof.

1.       Products. This Agreement is for the purchase and sale of Cyclohexasilane (CHS) as set forth on Exhibit A hereto, as it may be revised from time to time by Purchaser to include other products (the “Products”), which is incorporated herein by this reference. Seller agrees that the Products shall meet the specifications by grade set forth on Exhibit B hereto, as they may be revised from time to time by Purchaser (the “Specifications”), which is incorporated herein by this reference.

2.       Scale-up and Manufacturing Process Optimization. The seller will scale-up Cyclohexasilane, within their available capacity of 12-18 Kg per year, and further optimize the manufacturing process licensed by the purchaser from North Dakota State University Research Foundation. The term of this project is 90 days from the receipt of the first installment of YSi6Cl14 salt from the purchaser. The cost for scale-up and manufacturing optimization is $180,000 to be paid by the purchaser in two installments. The initial installment of $18,000 is to paid upon finalizing this Supply Agreement. The second installment of $162,000 is to be paid net 30 days from availability for shipment of up 200 – 400 grams of the initial product of the quality stated in Appendix B. The place of delivery for this initial product is to be determined at a future date by the purchaser and may require partial shipments to multiple locations based on customer sampling requests. To support scale-up and manufacturing optimization, the purchaser will provide two kilograms of the YSi6Cl14 salt with delivery beginning within 30 days of finalizing this agreement. The salt will be provided by the purchaser in two installments, 1 Kg in 30 days and a second delivery of 1 Kg in 60 days of signing the supply agreement. The purchaser will also provide personnel to respond to questions from the seller during the transfer of technology. Any improvements to the manufacturing process by the seller will be solely owned by the seller but will be provided to the purchaser under NDA if the terms of price, quality and scale cannot be satisfied by the seller during the term of this agreement.

3.       Pricing. An initial estimate of pricing for the Products is set forth on Exhibit A. Final pricing will not be available until completion of scale-up and manufacturing optimization. Seller and Purchaser agree that final pricing shall not change as set forth on that exhibit for the initial (1) one year period unless both parties agree to a change based on competitive market demands.

4.       Price and Quality Protection. If at any time during the Term, excluding the first year of the term, Purchaser notifies Seller of a bona fide offer to supply products that are substantially the same as the Products or perform the substantially the same function(s) as do the Products and meet the Products Specifications, at pricing lower than that provided hereunder, then, within thirty (30) days of such notification, Seller shall (i) meet the price offered by the other vendor; or (ii) release Purchaser from further obligation under this Agreement as to that Product; or (iii) negotiate a mutually-agreeable price change. If, after thirty (30) days from the date of notification, Seller has not acted either to meet the price offered or to affirmatively release Purchaser from its obligations hereunder as to the affected Product, then Purchaser will be automatically released from further obligations hereunder as to such Product. In addition, if at any time during the Term, Purchaser notifies Seller of the availability of another product that performs better than a Product or can be substituted for a Product at a lower cost, then, within thirty (30) days of such notification, Seller shall make available to Purchaser (on terms and conditions no less favorable than those offered on the competing product) a product with performance characteristics that are the same in all material respects to the competing product (as determined by Purchaser’s lab testing). In the event that Seller has not done so after thirty (30) days from the date of notification, then Purchaser will be automatically released from further obligations hereunder as to such Product.

5.       Quantity Purchased.  As of the Effective Date, Purchaser agrees to use Seller as a primary source to purchase hereunder from the shipping location at 11 E. Steel Road, Morrisville PA 19067 for the Products covered by this Agreement for the duration of the Term of the Agreement unless terminated.

6.       Term. The term of this Agreement (the “Term”) is three (3) years from the Effective Date.

The parties may extend the Agreement upon mutual consent. In the event the Agreement is not renewed but the parties continue to do business hereunder after the expiration of the Term, the Agreement shall automatically renew on a year to year basis, provided that during such year to year renewal term, either party may terminate the Agreement upon ninety (90) days written notice to the other.

7.       Place of Delivery. Seller will ship Products to any of the locations and/or Plants set forth on Exhibit A or as designated by Purchaser on each Purchase Order.

8.       Qualification. All Products are subject to qualification by the Purchaser prior to the issuance of the Purchaser’s purchase order and delivery of Products to Purchaser’s Plants listed on Exhibit A hereto. Purchaser will perform qualification to the Product Specifications set forth on Exhibit B hereto, and final approval of Product for shipment will be in the sole judgment of the Purchaser. Should a Product fail to qualify to the Specifications for said Product as set forth in Exhibit B hereto, Purchaser shall be free to purchase said Product from a third party and not Seller.

9.       Ordering Procedure. Purchaser will order Products by use of its standard form purchase order (“Purchase Order”) that becomes a binding order.

10.     Payment Terms. Purchaser agrees to make payment to Seller within thirty (30) days of the date of Seller’s invoice. In the event that a shipment contains less than the quantity of Products ordered, Purchaser agrees to pay only for the amount delivered as set forth herein.

11.     Incorporation of Purchase Order Terms and Conditions; Precedence. All terms and conditions set forth in the Purchase Order are incorporated herein by this reference and shall govern and control this Agreement. As set forth in the Purchase Order, Purchaser expressly rejects in advance any and all terms of Seller that are inconsistent with or in addition to any terms herein. In the event of a conflict between the terms of this Agreement and the terms of the Purchase Order, the terms of this Agreement shall prevail.

12.     Notices. Any notice permitted or required to be made hereunder shall be made by registered or certified mail, return receipt requested, or by an overnight mail service having a record of receipt and addressed to the address for such party set forth in the first paragraph of this Agreement. Either party hereto may change its address by providing notice of such address change to the other party in the manner set forth above. Notices given as herein provided shall be considered to have been received five (5) days after mailing thereof, or when actually received, whichever occurs first.

13.     Miscellaneous. This Agreement, which includes the Purchase Order and the Exhibits hereto, constitutes the complete agreement between the parties as to the subject matter hereof and supersedes and terminates any and all prior agreements between the parties, except as to existing purchase orders from Purchaser to Seller that are outstanding. This Agreement can be modified only by a writing signed by both parties. Each signatory below represents that it possesses the authority to bind its company to this Agreement. This Agreement may be signed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument, notwithstanding that all parties are not signatories to each counterpart. If any provision hereof is prohibited, unenforceable or void in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or unenforceability and only in such jurisdiction, without invalidating the remainder of such provision or the remaining provisions of the Agreement and without affecting the validity of such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names as of the Effective Date.

3DIcon, Corporation

By:	/s/ Simon Calton	By:	/s/ Victor Keen

Print Name:	Simon Calton	Print Name:	Victor Keen

Title:	Co-Chairman of the Board	Title:	Co-Chairman of the Board

Gelest

By:	/s/ Joel Zazyozny

Print Name:	Joel Zazyozny

Title:	Executive Vice President

PRICING & PRODUCT

Exhibit A:

Product: Cyclohexasilane

Estimated Pricing:

Quantity	Price/KG
1 kg	$35/gram
2+ kg	$33/gram
10+ kg	$28/gram

Final pricing will be reviewed and adjusted annually based on prior year’s consumption and/or as the global economic conditions dictate, taking into account market conditions and raw material price fluctuations.

MATERIAL SPECIFICATIONS

Exhibit B:

Purity: > 99%

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